FOR IMMEDIATE RELEASE

Highpower International Appoints New Independent Director

New York, NY and Shenzhen, China – May 3, 2011 – Highpower International, Inc. (NASDAQ: HPJ), a developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products, today announced that Mr. T. Joseph Fisher, III has joined Highpower’s Board of Directors, effective April 30, 2011 and Mr. Chao Li, has retired as director of the Board.

Mr. Fisher has over thirty five years experience in the battery industry.  Mr. Fisher is currently the Chief Executive Officer and President of Contour Energy Systems, Inc., an advanced battery technology company that is based on technologies developed and licensed from Caltech, CNRS and MIT.

Prior to joining Contour Energy Systems, Inc., in 2008, Mr. Fisher had a distinguished thirty plus year career with Energizer Holdings, Inc., where he held numerous senior management positions including Vice President - Global Rechargeable Battery Business Unit, Vice President and General Manager – Energizer Power Systems, Vice President–Business Development, General Manager – Miniature Batteries, as well as holding several International Management assignments including Managing Director-Southern Europe, President – Energizer Argentina, and Controller - Southern Africa. He also led the development and championed the Energizer Energi-To-Go™ range of new products.  Mr. Fisher received his B.S. in Industrial Management from the University of Cincinnati and also has an MBA from the West Virginia College of Graduate Studies, now a part of Marshall University.  Mr. Fisher will serve on the Audit, Nominating and Compensation Committees.

“The addition of an independent board member of Mr. Fisher’s caliber in the battery industry is a strong step for the growth of our Board,” said George Pan, Chairman and Chief Executive Officer of Highpower International, Inc.  “He will bring to Highpower broad international and cross functional business experience with a proven track record of fostering product innovation with a focus on speed-to-market. We look forward to his strategic direction in building strong, cross functional teams as we position Highpower for new product and technology innovation as well as long-term growth and profitability.  In addition, I would like to thank Mr. Chao Li for his service to the Board and wish him well in his retirement.”

About Highpower International, Inc.

Highpower International, Inc. develops, manufactures and markets rechargeable nickel metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products for use in a variety of electronic devices. The majority of Highpower International’s products are distributed worldwide to markets in the United States, Europe, China, Hong Kong, Taiwan, Southeast Asia and South America. For more information, visit http://www.highpowertech.com

To be added to the Company’s email distribution for future news releases, please send your request to HPJ@finprofiles.com . Company news can also be found at http://ir.haopengbattery.com/en/introduce028.html

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.  Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Financial Profiles, Inc.
Tricia Ross
+1-916-939-7285
HPJ@finprofiles.com

# # #